UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2009

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                             Completion of Acquisition or Disposition of Assets.

Forest Oil Corporation, a New York corporation (the “Company”) and Forest Oil Permian Corporation, a Delaware corporation and wholly-owned subsidiary of Forest (“Forest Permian” and together with the Company, the “Sellers”), announced the completion on December 21, 2009, of their previously announced sale of oil and gas properties located in the states of Texas and New Mexico (the “Oil and Gas Assets”) and various other related interests, rights, receivables, wells and leasehold interests, records, fixtures, equipment, and other assets (together with the Oil and Gas Assets, the “Assets”) to SandRidge Exploration and Production, LLC (“Buyer”), a wholly-owned subsidiary of SandRidge Energy, Inc.  No material relationship exists between Buyer, on the one hand, and the Company or any of its affiliates, officers or directors (or any associate of such officers or directors), on the other hand.

The total consideration received by the Sellers for the Assets was approximately $800 million in cash.  The consideration was adjusted to reflect an effective date of November 1, 2009, and remains subject to adjustment in accordance with the terms of the agreement governing the sale of Assets.  See Item 9.01(b) below for pro forma financial information related to the sale of the Assets.

In connection with the closing of the Assets sale, the global borrowing base under the Company’s combined U.S. and Canadian senior credit facilities (the “Senior Credit Facilities”) has been reduced to $1.3 billion (to be allocated $1.155 billion for the U.S. credit facility and $145 million for the Canadian credit facility).  The Company has no current outstanding balances under the Senior Credit Facilities.

Item 2.04                                             Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Company has also announced that it is redeeming all of the $150,000,000 principal amount outstanding of its 7¾% Senior Notes due 2014 (the “Notes”).  The redemption will occur on January 27, 2010 (the “Redemption Date”) and will be undertaken in accordance with Section 3.03 of the indenture dated as of April 25, 2002, governing the Notes (the “Indenture”) and Section 5 of the Notes.  The Company will pay 101.292% of the principal amount of, plus accrued and unpaid interest on, the Notes up to (but not including) the Redemption Date, for an aggregate redemption price of $154,715,083.33 in cash.   In accordance with Section 3.03 of the Indenture, notice of the proposed redemption will be given by the Trustee (as defined in the Indenture) to the holders of the Notes at least 30 days but not more than 60 days prior to the Redemption Date.

Item 9.01                                             Financial Statements and Exhibits.

(b)                                 Pro Forma Financial Information.

The pro forma financial statements of Forest Oil Corporation and its subsidiaries reflecting the closing of the sale of the Assets are filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

(d)                                 Exhibits.

Exhibit	Description

99.1	Pro forma Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: December 24, 2009	By	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K

Exhibit	Description

99.1	Pro Forma Financial Information